UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2012

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2012, SBA Communications Corporation (the “Company”) held its 2012 Annual Meeting of Shareholders. At the 2012 Annual Meeting of Shareholders, the shareholders voted on (i) the election of two director nominees (Proposal 1), (ii) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year (Proposal 2), and (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3). The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees as Class I directors for a term of office expiring at the 2015 Annual Meeting of Shareholders and, in each case, until his successor is duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Brian C. Carr	100,993,610	759,839	37,940	6,629,011
George R. Krouse, Jr.	94,975,301	6,778,179	37,909	6,629,011

Proposal 2

The shareholders voted in favor of ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

For	Against	Abstain	Broker Non-Vote
106,152,208	2,265,619	2,573	—

Proposal 3

The shareholders voted in favor of approving, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
100,761,119	997,213	33,057	6,629,011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Date: May 18, 2012